Exhibit 3.8




                        CERTIFICATE OF INCORPORATION

                                     OF

                   JONES LANG LASALLE INTERNATIONAL, INC.













                          CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                    LASALLE PARTNERS INTERNATIONAL, INC.

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                   Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware

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         LASALLE PARTNERS INTERNATIONAL, INC., a Delaware corporation
(hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST: Article FIRST of the Corporation's Certificate of
Incorporation, as amended, is hereby further amended to read in its entirety as set forth below:

            FIRST: THE NAME OF THE CORPORATION IS JONES LANG LASALLE INTERNATIONAL, INC.

         SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, LASALLE PARTNERS INTERNATIONAL, INC. has caused this Certificate to be duly executed in its corporate name this 11th day of March, 1999.

                        LASALLE PARTNERS INTERNATIONAL, INC.
                        By: /s/ Robert K. Hagan
                            -------------------------
                        Name:   Robert K. Hagan
                        Title:  Vice President



                          CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                           LP INTERNATIONAL, INC.

------------------------------------------------------------------------------

                   Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware

------------------------------------------------------------------------------

         LP INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST: Article FIRST of the Corporation's Certificate of
Incorporation is hereby amended to read in its entirety as set forth below:

            FIRST: The name of the corporation is LASALLE PARTNERS INTERNATIONAL, INC. (hereinafter the "Corporation").

         SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 15th day of July, 1997.

                        LP INTERNATIONAL, INC.
                        By: /s/ William E. Sullivan
                            -----------------------
                        Name: William E. Sullivan
                        Title: Executive Vice President



                        CERTIFICATE OF INCORPORATION

                                     OF

                           LP INTERNATIONAL, INC.

         FIRST:  The name of the corporation is LP International, Inc.

         SECOND: The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent shall be The Corporation Trust Company.

         THIRD: The corporation shall engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock, $1.00 par value per share.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         Thomas N. Jones      227 West Monroe Street
                              Suite 4400
                              Chicago, IL 60606

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-Laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.

         Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and binding as though ratified by every stockholder of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         NINTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly, have hereunto set my hand and seal this 26th day of July, 1990.


                                    /s/  Thomas M. Jones
                                    ---------------------------------
                                         Thomas M. Jones



                        CERTIFICATE OF INCORPORATION

                                     OF

                           LP INTERNATIONAL, INC.

         FIRST:  The name of the corporation is LP International, Inc.

         SECOND: The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent shall be The Corporation Trust Company.

         THIRD: The corporation shall engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock, $1.00 par value per share.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         Thomas N. Jones      227 West Monroe Street
                              Suite 4400
                              Chicago, IL 60606

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-Laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.

         Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and binding as though ratified by every stockholder of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         NINTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly, have hereunto set my hand and seal this 26th day of July, 1990.


                                    /s/  Thomas M. Jones
                                    ---------------------------------
                                         Thomas M. Jones